Exhibit 32


                              CERTIFICATION OF
              CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

     Pursuant to 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350)

     The undersigned, as the Chief Executive Officer and Chief Financial Officer, respectively, of FNB Corporation, certify that, to the best of their knowledge and belief, the Quarterly Report on Form 10-Q for the period ended September 30, 2003, which accompanies this certification fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of FNB Corporation at the dates and for the periods indicated. The foregoing certification is made pursuant to 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350) and shall not be relied upon for any other purpose. The undersigned expressly disclaim any obligation to update the foregoing certification except as required by law.




    Date:   November 13, 2003         s/  William P. Heath, Jr.
                                      William P. Heath, Jr.
                                      President & Chief Executive Officer




    Date:   November 13, 2003         s/  Daniel A. Becker
                                      Daniel A. Becker
                                      Senior Vice President & Chief Financial
                                      Officer




A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to FNB Corporation and will be retained by FNB Corporation and furnished to the Securities and Exchange Commission or its staff upon request.